Exhibit 99.1

FINISH LINE
CODE OF ETHICS

Effective February 11, 2013

Team-

This year marks the 30th anniversary of our first Finish Line store. Since the beginning, we have worked hard to build a brand that is widely recognized as the premium retailer in athletic footwear. We also have created a company culture that is premium. Our company values support that culture:

•	It’s all about the customer

•	Work as a team

•	Never stop changing

•	Be present

•	Celebrate the wins

•	Reward our shareholders

•	Support our community

Staying true to these values is essential to the success of our organization and sets us apart as a competitor and an employer of choice. Along with these values comes the responsibility to conduct ourselves with integrity and to adhere to a code of business ethics. Operating our business ethically and responsibly is an expectation of everyone working at Finish Line. Please take the time to review the attached Code of Ethics and refer to it often as you go about your work.

Each day, we are presented with choices and decisions. It is up to each of us to make the right ones, acting with honesty, integrity, fairness and accountability. Our Code of Ethics assures that we share a common understanding of how to behave so that Finish Line retains the premium reputation that we have worked so hard to build.

Thank you.

Sincerely,

Glenn S. Lyon
Chairman and Chief Executive Officer

Introduction

As a company, Finish Line strives to do business with customers and suppliers of sound business character and reputation. We do not knowingly support any public or private organization that espouses discriminatory policies or practices. We expect all our employees, including our officers, to perform their work with honesty, truthfulness and integrity, and we expect those professionals who are bound by additional codes of ethics due to their professional affiliation (i.e., attorneys and accountants) to abide by such codes of ethics as well. We expect our directors to discharge their duties on behalf of Finish Line with honesty, truthfulness and integrity.

It is the policy of Finish Line to comply with all applicable laws, including without limitation, employment, discrimination, health and safety, antitrust, securities and environmental laws. No employee or director of Finish Line has authority to violate any law or to direct another employee or any other person to violate any law on behalf of Finish Line, and all Finish Line employees have a continuing obligation to familiarize themselves with applicable law and Finish Line policies.

Violation of the policies described in this Code of Ethics may harm Finish Line’s reputation and/or its competitiveness, and could harm others such as shareholders, associates, suppliers or vendors. In addition, whoever violates this Code of Ethics could be exposed to civil and criminal liability. For these reasons, those violating this Code of Ethics are subject to disciplinary action, up to and including termination of employment.

If you have knowledge of an actual or contemplated action that appears to violate this Code of Ethics, you must immediately bring this matter to the attention of our General Counsel. You may also report any concerns regarding Finish Line’s accounting, internal control and/or auditing activities to our Internal Audit Department. In addition, reports may also be submitted, which can be anonymous, via the Customer Central Governance/Fraud Hotline at 1-800-234-5233, ext. 2550.

This Code of Ethics is consistent with our established corporate policies and procedures. Please review these points carefully. They are important to our team and to the business as a whole. If you have any questions, please do not hesitate to ask.

FINISH LINE CODE OF ETHICS

The following sections in our Code of Ethics describe the many ways Finish Line employees and directors are expected to comply with this Code. We start with the most obvious principle: Finish Line expects every employee and director to comply with all applicable federal, state and local laws, rules and regulations while conducting Finish Line business.

I. COMPLY WITH THE LAW

While performing their responsibilities, Finish Line employees and directors must obey all applicable federal, state and local laws, rules and regulations. Consequently, Finish Line expects that its employees and directors will not assist others in taking, and will not allow others to take, actions that would be in violation of law or this Code of Ethics. Finish Line will utilize and fully cooperate with law enforcement authorities in the prosecution of anyone suspected of involvement in any illegal activity.

Copyright and Trademark Laws

Finish Line employees and directors must make a good faith effort to comply with all copyright and trademark laws that pertain to printed materials, computer software, video and audio recordings. The use by employees of computer software on personal computers or other computers in any manner not specifically authorized by vendor agreement and Finish Line policy is prohibited.

Securities Laws

If you are aware of any “inside information” (i.e., information that would be material to an investor and is not available to the general public) regarding Finish Line or any other company, you must keep that information confidential and may not buy or sell, or influence others to buy or sell, any stock or other securities of Finish Line or such other company until the information is made public. Failure to do so could result in both civil and criminal liability to both yourself and Finish Line.

Those employees and directors designated as Finish Line “insiders” are prohibited from trading in Finish Line stock or other securities during any period that has not been previously approved by the Finish Line Board of Directors.

Finish Line employees and directors who have questions pertaining to the sale or purchase of a security under circumstances that might involve inside information or implicate the securities laws should consult with our General Counsel. The General Counsel may refer these individuals to their personal attorneys.

Laws on Competition

We have full confidence in our ability to succeed and prosper in a free marketplace. Our programs and decisions for distribution and sale of products must comply with federal and state antitrust laws. Our competitive advantage is the superiority of our employees, merchandise, stores and services. We do not tolerate illegal restraints of trade or unfair competition. Finish Line employees are not to enter into any such discussions or arrangements with competitors, vendors or licensees that affect pricing, marketing or labor practices.

II. AVOID CONFLICTS OF INTEREST

A conflict of interest exists if one’s judgment is, or might reasonably be, influenced by considerations of personal benefit or of benefit to a third party in whom or with whom one has or likely will have an interest. One’s independent judgment should not be influenced, or appear to be influenced, by any considerations other than what is in the best interests of Finish Line and its shareholders.

Conflicts of interest are incompatible with the best interests of Finish Line and its shareholders. Finish Line expects that no Finish Line employee or director will knowingly place himself or herself in a position that could have the appearance or perception of being in conflict with the best interests of Finish Line.

Conflicts of interest require a full and timely disclosure of all relevant facts through the appropriate disclosure form provided by Finish Line. Such disclosure will help Finish Line and the affected employee or director avoid problems that such conflicts might cause. Finish Line may, however, in its discretion, upon request and full disclosure of all relevant facts, consent to certain activities even if a technical or nominal conflict of interest exists, assuming no illegal or unethical conduct is involved.

Finish Line employees and directors should report any conflicts of interest that come to their attention to our General Counsel. Employees and directors should immediately disclose any of their own conflicts and any known conflicts of others. Failure to do so is a violation of this Code of Ethics and will subject the employee or director to appropriate disciplinary action, up to and including termination. All employees and directors must cooperate fully with investigations regarding this Code of Ethics.

Report Any Bribes or Kickback Offers Immediately

No Finish Line funds or other property may be used, nor should an employee or director accept funds or other property from another source, for any illegal, unethical or improper purpose, including commercial bribery or “kickbacks”. Any offers of kickbacks or items of more than nominal value in exchange for Finish Line business should be reported to our General Counsel immediately. Direct or indirect payments to officials or employees of any government agency, at any level, whether using Finish Line’s or one’s personal funds, to further Finish Line’s business are also prohibited. The failure to follow these guidelines could result in discipline, up to and including termination, and/or criminal prosecution.

Vendor Gifts, Events and Hospitality

Finish Line believes it is important that we act professionally, fairly and honestly. Employees and directors may, from time to time, have the opportunity to accept a gift from a vendor or others we do business with. Accepting gifts can potentially send the wrong message. In order to insure that such offers do not influence, or appear to influence, our business decisions, all employees and directors should follow these guidelines:

•	Neither you nor your family members may accept gifts, except those of nominal value (generally less than $100 in value), from anyone currently doing business with or seeking to do business with Finish Line, unless disclosed through the appropriate disclosure form and approved by Finish Line. This includes items such as event tickets, merchandise, gift cards or trips.

•	You may, with Finish Line approval, accept a gift or prize as long as it is considered to be a promotional prize.

•	Trips sponsored by vendors, with vendors present, may be accepted, but only with Finish Line approval.

•	Event tickets offered by a vendor, attended without the vendor present, may be accepted if the face value of the tickets is paid by the employee.

•	It is never permissible to solicit gifts, event tickets or trips from a vendor.

•	Unauthorized gifts received of greater than nominal value must be returned immediately to the donor. If returning the item is not practical, the donor should be informed of Finish Line’s gift policy, and the gift must be turned over to the General Counsel for proper disposition.

•	Participating in business-related functions, such as lunches or other meals with a vendor is generally accepted, so long as the frequency of these functions is reasonable.

Questions about acceptable gifts and hospitality should be directed to the SVP Human Resources, SVP Loss Prevention or General Counsel.

Personal Gifts

No Finish Line employee or director should be expected or required to provide a gift or contribute to a group gift to another employee or director for any reason. However, nothing herein should be read to prohibit an employee from accepting a personal gift from another Finish Line employee or a gift from Finish Line. For questions regarding whether any such gift is reimbursable by Finish Line, please refer to Finish Line’s Travel and Expense Policy.

Holiday Gifts

Holiday gifts from vendors are acceptable as long as the value is nominal (generally less than $100). Perishable gifts for an amount that is not nominal should be shared with fellow employees.

Entertainment

Participation in business-related functions, including occasional lunches or other meals, is a normal and permissible business practice. Other forms of occasional entertainment or outings, such as golf outings and tickets to sporting events and theater performances, may be accepted if the vendor is present. Offers from vendors for tickets to or participation in premium events, such as the Super Bowl, World Cup, World Series, Olympics or any other world or national championship event or sport that also requires travel (whether provided by the vendor or Finish Line), must be approved by the General Counsel.

Attendance at vendor or industry seminars, conventions, conferences or trade shows is acceptable if justified for business purposes.

All Finish Line employees and directors must comply with all policies concerning appropriate workplace conduct whenever engaged in business entertainment or other business-related functions, regardless of the location of such entertainment or function.

Product Samples

Product samples provided by suppliers or potential suppliers, whether solicited or unsolicited, are considered the property of Finish Line upon receipt unless properly disclosed through the appropriate disclosure form. Product samples received may not be returned to or exchanged in a Finish Line store.

Contests

From time to time, our employees have the opportunity to participate in contests sponsored either by Finish Line or a vendor. Prizes may include items such as merchandise, trips or gift cards. You should understand that these prizes are taxable per the Internal Revenue Service and you are fully responsible for all taxes related to any such prizes. You cannot return or exchange a prize for cash, credit or gift cards.

Interests in Other Businesses and Organizations

Competitors
Ordinarily, and except as otherwise provided in a written employment agreement, owning stock in a competitor will not be deemed a conflict of interest if (i) the stock of the competitor is publicly traded and (ii) the aggregate amount of stock owned by the employee or director is less than 1% of the competitor’s outstanding stock. Stock owned by an Immediate Family Member of an employee or director shall be deemed to be owned by the employee or director. “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant). Any ownership of a privately-owned competitor (stock or otherwise) is not permitted under any circumstances.

Suppliers/Vendors
Ordinarily, owning stock in a supplier or vendor will not be deemed a conflict of interest if (i) the stock of the supplier/vendor is publicly traded, (ii) the aggregate amount of stock owned by the employee or director is less than 1% of the supplier/vendor’s outstanding stock, and (iii) the employee or director is not responsible for purchasing or securing from the supplier/vendor any merchandise, services, real property (including leases) or personal property (i.e., equipment). Stock owned by an Immediate Family Member of an employee or director shall be deemed to be owned by the employee or director. In situations where an employee responsible for purchasing or securing merchandise, services, real or personal property would have a conflict of interest, then that employee’s direct supervisor and indirect, up-the-chain-of-command supervisor(s) would also be deemed to have a conflict of interest. Any ownership of a privately-owned supplier/vendor (stock or otherwise) is not permitted under any circumstances.

Third Parties
Ordinarily, owning stock in a third party seeking to do business with Finish Line will not be deemed a conflict of interest if (i) the stock of the third party is publicly traded, (ii) the aggregate amount of stock owned by the employee or director is less than 1% of the third party’s outstanding stock, and (iii) the employee or director is not responsible for purchasing or securing from the third party merchandise, services, real property (including leases) or personal property (i.e., equipment). Stock owned by an Immediate Family Member of an employee or director shall be deemed to be owned by the employee or director. In situations where an employee responsible for purchasing or securing merchandise, services, real or personal property would have a conflict of interest, then that employee’s direct supervisor and indirect, up-the-chain-of-command supervisor(s) would also be deemed to have a conflict of interest. Any ownership of a privately-owned third party seeking to do business with Finish Line (stock or otherwise) is not permitted under any circumstances.

Indirect Interests and Relationships

The business activities of an employee’s or director’s spouse, significant other or relative may give rise to a conflict of interest. One should not be in a position to make or influence a decision on whether Finish Line would engage in business with one’s spouse, significant other or relative. You should not be in a position to derive an indirect benefit from a Finish Line transaction involving a spouse, significant other or relative. If an employee’s or director’s spouse, significant other or relative has an interest in a competitor, vendor, supplier or Finish Line transaction, that interest must be disclosed to our General Counsel so that safeguards can be established to protect all parties.

Political Involvement

You are free to exercise the right to make political contributions within legal limits. Finish Line will not reimburse you for political contributions, and you should not attempt to receive or facilitate such reimbursements. Generally, no contribution may be made with the expectation of favorable government treatment in return.

III. PROTECT FINISH LINE ASSETS

Employees are expected to make reasonable efforts to safeguard Finish Line property (i.e., merchandise, funds, etc.) from damage, misuse or theft. Similarly, intellectual property conceived or devised by employees are Finish Line assets when they (1) arise out of or are suggested by Finish Line’s confidential information or trade secrets or are performed for Finish Line, or (2) result from use of Finish Line’s time, facilities, assets or employees. Just as with any other Finish Line asset (tangible or intangible), employees are expected to take due care in safeguarding these Finish Line intellectual property assets against loss or unauthorized use.

Public Disclosure of Information and Accurate Record Keeping

Information disclosed in reports and documents filed with or submitted to the SEC and/or in other public communications made by Finish Line should be full, fair, clear, accurate and timely.

Finish Line’s financial results must be recorded in accordance with government regulations, generally accepted accounting principles and all other Finish Line accounting policies and procedures. No fund, asset or account may be established or acquired for any purpose unless such fund, asset or account is accurately recorded in Finish Line’s books and records. Employees should ensure that no document, record or report contains misrepresentations or material omissions.

Whenever it becomes apparent that documents of any type will be required in connection with a lawsuit or government investigation, all possibly relevant documents should be preserved, and ordinary disposal or alteration of documents pertaining to the subject(s) of the litigation or investigation should be immediately suspended. If one is uncertain whether documents under his or her control should be preserved because they might relate to a lawsuit or investigation, he or she should contact our General Counsel.

Monitoring Compliance

Finish Line’s commitment to compliance also requires that, from time to time, we conduct audits and investigations to see how we are doing. Complete cooperation and candor are required during these audits. Finish Line’s commitment to compliance requires that all employees and directors timely report any incident or situation that may potentially violate the law or this Code of Ethics.

Protect Confidential and Sensitive Information

All confidential or sensitive information regarding, or relating to, Finish Line business must be protected, except for information made public through a Finish Line authorized medium (i.e., a news release) or a publicly filed report. Confidential or sensitive information must not be disclosed to any person (either inside or outside Finish Line) without a legitimate business reason. Caution should be used when discussing Finish Line business in any public place. Care should be taken when transmitting confidential or sensitive material via facsimile or email. One should not use any confidential or sensitive information or trade secrets for one’s own personal benefit or for the benefit of any competitor. Employees are legally required to protect the confidentiality of our information and trade secrets — even if they are no longer employed by Finish Line. One can be held liable to Finish Line or to a third party for any benefit gained from improper disclosure or use of such information or any damages sustained by Finish Line as a result of improper disclosure or use of such information.

Occasionally, Finish Line departments will share information with competitors, vendors and suppliers as a way of benchmarking productivity and performance. This practice is acceptable as long as the information is non-sensitive, the competitors reciprocate, and it is approved in advance by the CEO, President or General Counsel. This practice is also acceptable if such information is required to be shared under any contractual obligation. Employees are provided confidential information to perform their required job responsibilities. Such information must not be used in any way other than as required in performing employment duties. Confidential information, whether written or electronic, must be treated with proper security at all times, even after one’s employment at Finish Line ends. No employee should ever attempt to obtain confidential information not pertaining to his or her employment duties. All written material and computerized data prepared by or for Finish Line must be returned by the employee to the appropriate party upon terminating employment with Finish Line. Upon such termination, employees may not retain personal copies or provide to others any Finish Line information in any form for any reason without the express written approval of the CEO, President or General Counsel.

Personal Use of Finish Line Information

One may not use any information concerning Finish Line’s business, acquired as a result of his or her employment or relationship with Finish Line, for his or her personal benefit. This includes information related to third parties with whom Finish Line is conducting business or negotiating a transaction.

Personal Use of Customer Central Assets

One may not use or divert any Finish Line assets, including the services and/or time of Finish Line employees, for his or her advantage or benefit, financial or otherwise. The use of Finish Line letterhead when writing letters on matters not pertaining or related to Finish Line business is forbidden. However, one may write letters on Finish Line letterhead when participating in activities of a trade association, professional society, charitable institution or governmental institution when the activity is appropriately disclosed. Any exceptions must be approved by the CEO, President, or General Counsel through the appropriate disclosure form provided by Finish Line.

IV. WORKPLACE ENVIRONMENT

It is Finish Line’s policy to comply with all applicable wage and hour laws and other statutes regulating the employer-employee relationship and the workplace environment.

No Finish Line employee or director may interfere with or retaliate against an employee who seeks to invoke his or her rights under the laws governing labor and employee relations. If one has any questions about the laws or Finish Line policies governing labor and employee relations matters, he or she should consult our General Counsel or Legal Department.

Finish Line is committed to providing a safe workplace for all employees. In addition, several laws and regulations impose responsibility on Finish Line to safeguard against safety and health hazards. For that reason, and to protect the safety of themselves and others, employees, directors and other persons who are present at Finish Line facilities are required to carefully follow all safety instructions and procedures Finish Line adopts.

Non-Tolerance of Discrimination

Finish Line is an equal opportunity employer, and it is the duty and responsibility of every employee to create and maintain an environment free of discriminatory acts or behavior. Employees and directors are expected to understand, accept and promote Finish Line’s employee relations policies and practices relating to discrimination based on sex, race, religion, national origin, citizenship, age, disability and marital status. It is our policy to recruit, hire, train, promote, assign, compensate and in all ways treat persons in compliance with all applicable federal, state and local laws and without regard to sex, race, religion, national origin, citizenship, age, disability or marital status. Conduct that violates our policy will result in appropriate disciplinary action, up to and including possible termination of employment.

Non-Tolerance of Harassment

Employees are expected to conduct themselves in such a manner as to maintain a working environment free of discrimination and harassment of any kind. Finish Line will not tolerate behavior consisting of unwelcome sexual advances, requests for sexual favors, or other verbal or physical conduct of a sexual nature. In addition, Finish Line will not tolerate behavior consisting of racial, religious, sexual or other taunts or other actions that create a hostile workplace environment.

Cooperate with Investigations

Employees and directors must fully cooperate with any inquiry or investigation undertaken at Finish Line’s direction by its legal counsel, Human Resources or Loss Prevention Departments, law enforcement investigators, internal auditors or independent public accountants.

If any Finish Line employee or director is contacted by a government investigator or obtains any information that would lead one to reasonably believe that a government investigation or inquiry is underway or about to begin, the government investigator should be referred to our General Counsel, or the information concerning the investigation should be communicated immediately to our General Counsel, as the case may be. No response to the inquiry should be made without consultation with our General Counsel. This does not apply to ongoing proceedings when our General Counsel is aware of the need for direct contacts (i.e., IRS audits) or where the matter does not involve a potential violation (i.e., statistical or information requests).

Similarly, attorneys or investigators for private companies or individuals may contact you by telephone, in person or in writing seeking comment or Finish Line information or documents. All such inquiries should be referred to our General Counsel, and no substantive response should be made, except after consultation with the General Counsel.

V. FORMER EMPLOYEES

Any employee who leaves Finish Line for any reason, including retirement, will not be permitted to sell goods or services to Finish Line as a representative of a vendor or supplier for a period of two (2) years following termination of employment with Finish Line, unless such arrangement is specifically approved by the CEO, President or General Counsel.

VI. VIOLATION OF THESE POLICIES

All violations of this Code of Ethics — no matter how trivial they may seem at the time — are harmful to Finish Line’s interests and will be treated accordingly. Finish Line will take the appropriate disciplinary action for any violations of these policies, up to and including termination of employment, recovery of damages and filing of criminal charges.

Uncertainties

While this Code of Ethics attempts to address many of the issues you may encounter, no one document can cover all possible issues. If you are unsure of an activity or practice, you should notify our General Counsel. If an employee or director uncovers a conflict of interest or other suspected violation of this Code of Ethics, he or she should disclose it immediately.

Compliance Procedures

To address any questions or concerns, or to report any known or suspected violations, you should:

(1) Contact our General Counsel right away. Finish Line has always had an open door policy, and we actively encourage our employees and directors to take all concerns regarding this Code of Ethics to our General Counsel for a full and frank discussion of the issue; or

(2) Contact our Internal Audit Department to report any concerns regarding Finish Line’s accounting, internal control and/or auditing activities; or

(3) Make a report, which can be anonymous, of any known or suspected violations of this Code of Ethics to the Customer Central Governance/Fraud Hotline at 1-800-234-5233, ext. 2550.

Concern for Repercussions

If you see or hear something that you think is wrong, do not worry about the repercussions of sharing the information. In no event will you be subject to reprisals, retribution or any career disadvantage for complying with the reporting or other requirements of this Code of Ethics or applicable law. In fact, any form of retaliation against a person who reports a violation of this Code of Ethics is prohibited. All inquiries, as well as the identity of those who report, will be safeguarded. Of course, any false reporting of violations, when done knowingly, recklessly or negligently, will not be tolerated. However, if one has actual knowledge of or a reasonable basis for suspecting a violation, one should err on the side of caution and make the necessary report.

VII. CHANGES OR AMENDMENTS

This Code of Ethics may be changed or withdrawn at any time for any reason. Any amendment to this Code of Ethics will be promptly disclosed, as required by law or stock exchange regulation.

VIII. WAIVERS

Waivers of this Code of Ethics will not be granted except in exigent circumstances. Waivers of this Code of Ethics may only be granted by the Board of Directors, CEO, President or General Counsel after disclosure of all material facts by the individual seeking the waiver. Any waiver of this Code of Ethics will be promptly disclosed, as required by law or stock exchange regulation.